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                                                                     EXHIBIT 5.1

              [Letterhead of Parker, Poe, Adams & Bernstein L.L.P.]

                                  May 31, 2002

Board of Directors
Speedway Motorsports, Inc.
5555 Concord Parkway South
Concord, North Carolina

Dear Sirs:

     We are acting as counsel to Speedway Motorsports, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance and sale of up to 1,000,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), reserved for issuance under the Company's 1994 Stock Option Plan Amended and Restated May 9, 2002 (the "Plan"), in addition to the 3,000,000 shares of Common Stock originally reserved under the Plan and previously registered on the Company's Registration Statement on Forms S-8 (File Nos. 33-99942 and 333-69616). This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act.

     In our representation of the Company, we have examined the Registration Statement, the Plan, the Company's Restated Certificate of Incorporation and Bylaws, as amended to date, certain actions of the Company's Board of Directors recorded in the Company's minute book, the form of certificate evidencing the Shares and such other documents as we have considered necessary for purposes of rendering the opinion expressed below.

     Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold by the Company under the Plan have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Act and to compliance with any applicable Blue Sky laws and to the issuance of such Shares in accordance with the provisions of the Plan, the Shares, when issued, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

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Board of Directors
May 31, 2002
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     The opinions expressed herein are limited to the laws of the State of North
Carolina, the Delaware General Corporation Law and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and the Act.

     We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ Parker, Poe, Adams & Bernstein L.L.P.

                                       Parker, Poe, Adams & Bernstein L.L.P

PJS/rks

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